UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2009

HOKU SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51458	99-0351487
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
Of incorporation)

1288 Ala Moana Blvd., Suite 220 Honolulu, Hawaii		96814
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (808) 682-7800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Supply Agreement with Shanghai Alex New Energy Co., Ltd.

On February 26, 2009, Hoku Materials, Inc., or Hoku Materials, a wholly owned subsidiary of Hoku Scientific, Inc., entered into a supply agreement with Shanghai Alex New Energy Co., Ltd., or Alex, for the sale and delivery of polysilicon to Alex over a ten-year period beginning in January 2010, or the Supply Agreement.  The Supply Agreement became effective on March 5, 2009, the date when Alex paid us $2 million. Under the Supply Agreement, the total amount that may be payable to us is approximately $119 million during the ten-year period, subject to product deliveries and other conditions.

Under the Supply Agreement, Alex has paid us a cash deposit of $7 million as prepayments for future product deliveries, which includes $5 million that was previously paid to us by Jiangxi Jinko Solar Co., Ltd., and which we and Jinko acknowledged and agreed would be credited to the prepayment account of Alex.  Alex is obligated to pay an additional cash deposit of $13 million as a prepayment for future product deliveries, $8 million of which is due on or before March 25, 2009, $2 million of which is due on or before June 24, 2009, and $3 million of which is due on or before July 28, 2009. The Supply Agreement provides that if Alex does not provide the $13 million cash deposit by the respective due dates, then we may immediately terminate the Supply Agreement and retain all previously paid cash deposits as liquidated damages.

The term of the Supply Agreement is ten years from the date of the first shipment in 2010. Each party, however, may terminate the Supply Agreement at an earlier date under certain circumstances, including, but not limited to, the bankruptcy, assignment for the benefit of creditors, liquidation or a material breach of the Supply Agreement by the other party. Our failure to commence shipments of polysilicon by March 31, 2010 constitutes a material breach by us under the terms of the Supply Agreement, among other circumstances. Alex’s failure to pay the $13 million cash deposit by the applicable due dates constitutes a material breach of the Supply Agreement by Alex, among other circumstances. Upon Alex’s termination of the Supply Agreement as a result of our failure to deliver polysilicon in the amounts and by the dates required in the Supply Agreement, we are required to refund to Alex 150% of the $20 million prepayment, less any part of the $20 million that has been applied to the purchase price of polysilicon delivered under the Supply Agreement. In most other cases, if Alex terminates the Supply Agreement, then we are required to refund to Alex the $20 million prepayment, less any part of the $20 million that has been applied to the purchase price of polysilicon delivered under the Supply Agreement.

Pursuant to the Supply Agreement, we have granted to Alex a security interest in all of our tangible and intangible assets related to our Hoku Materials polysilicon business to serve as collateral for our obligation to repay the $20 million deposit if the Supply Agreement is terminated by Alex. Upon a termination of the Supply Agreement by us, we generally may retain the entire amount of the $20 million prepayment, less any part of the $20 million that has been applied to the purchase price of polysilicon delivered under the Supply Agreement, as liquidated damages.

The Supply Agreement will be filed with our Annual Report on Form 10-K for the fiscal year ending March 31, 2009.

Item 1.01. Entry into a Material Definitive Agreement.

Amended & Restated Supply Agreement with Jiangxi Jinko Solar Co., Ltd.

On July 24, 2008, Hoku Materials, Inc., or Hoku Materials, a wholly owned subsidiary of Hoku Scientific, Inc., entered into a supply agreement with Jiangxi Kinko Energy Co., Ltd., or Kinko, for the sale and delivery of polysilicon to Kinko over a ten-year period beginning in December 2009, or the Prior Supply Agreement. On December 24, 2008, we were informed that Kinko had changed its legal name to Jiangxi Jinko Solar Co., Ltd., or Jinko.  On January 8, 2009, we entered into Amendment No. 1 to Supply Agreement with Jinko, or the First Amendment.  On February 26, 2009, we entered into an Amended & Restated Supply Agreement with Jinko, or the Amended Agreement, which amends and restates, in its entirety, and supersedes, the Prior Supply Agreement and the First Amendment.  The Amended Agreement became effective on March 5, 2009, the date when Shanghai Alex New Energy Co., Ltd., paid us $2 million. Under the Amended Agreement, the total volume of polysilicon to be sold by us to Jinko has been reduced such that up to approximately $119 million may be payable to us during the ten-year period, subject to product deliveries and other conditions.

Under the prior Supply Agreement, as amended by the First Amendment, Jinko previously paid us a cash deposit of $20 million as prepayments for future product deliveries. Under the Amended Agreement, we and Jinko acknowledged and agreed that $5 million of the $20 million previously paid to us by Jinko would be credited to the prepayment account of Shanghai Alex New Energy Co., Ltd., and Jinko is now obligated to pay an additional cash deposit of $5 million as a prepayment for future product deliveries, $3 million of which is payable on or before March 25, 2009, and $2 million of which is payable on or before June 24, 2009. The Amended Agreement provides that if Jinko does not provide the $3 million cash deposit and the $2 million cash deposit by their respective due dates, then we may immediately terminate the Amended Agreement and retain all previously paid cash deposits as liquidated damages.

The term of the Amended Agreement is ten years from the date of the first shipment in 2009. Each party, however, may terminate the Supply Agreement at an earlier date under certain circumstances, including, but not limited to, the bankruptcy, assignment for the benefit of creditors, liquidation or a material breach of the Amended Agreement by the other party. Our failure to commence shipments of polysilicon by December 31, 2009 constitutes a material breach by us under the terms of the Amended Agreement, among other circumstances. Jinko’s failure to pay the $3 million cash deposit or the $2 million cash deposit by their respective due dates, as applicable, constitutes a material breach of the contract by Jinko, among other circumstances. Upon Jinko’s termination of the Amended Agreement as a result of our failure to deliver polysilicon in the amounts and by the dates required in the Supply Agreement, we are required to refund to Jinko 150% of the $20 million prepayment, less any part of the $20 million that has been applied to the purchase price of polysilicon delivered under the Amended Agreement. In most other cases, if Jinko terminates the Amended Agreement, then we are required to refund to Jinko the $20 million prepayment, less any part of the $20 million that has been applied to the purchase price of polysilicon delivered under the Amended Agreement.

Pursuant to the Amended Agreement, we have granted to Jinko a security interest in all of our tangible and intangible assets related to our Hoku Materials polysilicon business to serve as collateral for our obligation to repay the $20 million deposit if the Amended Agreement is terminated by Jinko. Upon a termination of the Amended Agreement by us, we generally may retain the entire amount of the $20 million prepayment, less any part of the $20 million that has been applied to the purchase price of polysilicon delivered under the Amended Agreement, as liquidated damages.

The Amended Agreement will be filed with our Annual Report on Form 10-K for the fiscal year ending March 31, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 10, 2009

Hoku Scientific, Inc.

By:	/s/ Dustin Shindo
Dustin Shindo
Chairman of the Board of Directors, President and Chief Executive Officer